UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2008

HIGHWATER ETHANOL, LLC

(Exact name of registrant as specified in its charter)

Minnesota	333-137482	20-4798531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

205 S. Main Street, PO Box 96, Lamberton, MN	56152
(Address of principal executive offices)	(Zip Code)

(507) 752-6160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and appointment of principal financial officer.

Effective October 16, 2008, the board of governors of Highwater Ethanol, LLC (“Highwater”) accepted the resignation of Jason Fink, the principal financial officer of Highwater.  Mr. Fink will remain a member of the Highwater board of governors.

Also on October 16, 2008, the board of governors appointed board member Tim VanDerWal to serve as Highwater’s principal financial officer.  For the past five years, Mr. VanDerWal, age 42, has been an agricultural loan officer at the Wanda State Bank located in Wanda Minnesota.  Prior to joining the bank he had worked as a beef enterprise consultant for the Land O Lakes Feed Division located in Arden Hills, Minnesota.  Mr. VanDerWal has served as a member of the board of governors and the board secretary since May 2006.  Mr. VanDerWal will continue to serve on the executive committee of the Highwater board of governors.

David Moldan, also a member of the board of governors, will serve as Highwater’s secretary in place of Mr. VanDerWal.   For the past five years, Mr.  Moldan has been the president and treasurer of Moldan & Sons, Inc., a farming operation, located near Lamberton, Minnesota.  Mr. Moldan has served as a member of the board of governors since May 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHWATER ETHANOL, LLC

October 21, 2008	/s/ Brian Kletscher
Date	Brian Kletscher, Chairman of the Board of Governors